                                                                    Exhibit 10.2



                      UNSECURED REVOLVING CREDIT AGREEMENT


                          DATED AS OF DECEMBER 29, 2000

                                      AMONG

                          STORAGE USA FRANCHISE CORP.,

                             SUSA PARTNERSHIP, L.P.,

                               STORAGE USA, INC.,

                               STORAGE USA TRUST,

                                       AND

                           FIRST UNION NATIONAL BANK,

                                       AND

                           FIRST UNION NATIONAL BANK,
                             AS ADMINISTRATIVE AGENT
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
                                             TABLE OF CONTENTS

                                                 ARTICLE I
                                                DEFINITIONS

                                                ARTICLE II
                                                THE CREDIT
2.1      Commitment....................................................................................12
2.2      Final Principal Payment.......................................................................12
2.3      Ratable Loans.................................................................................12
2.4      Intentionally Omitted.........................................................................12
2.5      Facility Fee..................................................................................12
2.6      Other Fees....................................................................................13
2.7      Intentionally Omitted.........................................................................13
2.8      Intentionally Omitted.........................................................................13
2.9      Minimum Amount of Each Advance................................................................13
2.10     Optional Principal Payments...................................................................13
2.11     Method of Selecting Types and Interest Periods for New Advances...............................13
2.12     Conversion and Continuation of Outstanding Advances...........................................14
2.13     Changes in Interest Rate, Etc.................................................................14
2.14     Rates Applicable After Default................................................................14
2.15     Intentionally Omitted.........................................................................15
2.16     Intentionally Omitted.........................................................................15
2.17     Intentionally Omitted.........................................................................15
2.18     Method of Payment.............................................................................15
2.19     Application of Moneys Received................................................................15
2.20     Notes; Telephonic Notices.....................................................................16
2.21     Interest Payment Dates; Interest and Fee Basis................................................16
2.22     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions...............16
2.23     Lending Installations.........................................................................16
2.24     Non-Receipt of Funds by the Administrative Agent..............................................17
2.25     Withholding Tax Exemption.....................................................................17

                                                ARTICLE III
                                          CHANGE IN CIRCUMSTANCES

3.1      Yield Protection..............................................................................18
3.2      Changes in Capital Adequacy Regulations.......................................................18
3.3      Availability of LIBOR Advances................................................................19
3.4      Funding Indemnification.......................................................................19
3.5      Lender Statements; Survival of Indemnity......................................................19
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                                                ARTICLE IV
                                           CONDITIONS PRECEDENT
4.1      Initial Advance...............................................................................20
4.2      Each Advance..................................................................................22

                                                 ARTICLE V
                                 BORROWER'S REPRESENTATIONS AND WARRANTIES

5.1      Existence.....................................................................................23
5.2      Authorization and Validity....................................................................23
5.3      No Conflict; Government Consent...............................................................24
5.4      Material Adverse Change.......................................................................24
5.5      Taxes.........................................................................................24
5.6      Litigation and Guarantee Obligations..........................................................24
5.7      Subsidiaries..................................................................................25
5.8      ERISA.........................................................................................25
5.9      Accuracy of Information.......................................................................25
5.10     Regulation U..................................................................................25
5.11     Material Agreements...........................................................................25
5.12     Compliance With Laws..........................................................................25
5.13     Ownership of Properties.......................................................................26
5.14     Investment Company Act........................................................................26
5.15     Public Utility Holding Company Act............................................................26
5.16     Solvency......................................................................................26
5.17     Insurance.....................................................................................27
5.18     Ownership.....................................................................................27
                                                ARTICLE VI
                             GENERAL PARTNER'S REPRESENTATIONS AND WARRANTIES

6.1      Corporate Existence and Standing..............................................................28
6.2      Authorization and Validity....................................................................28
6.3      No Conflict; Government Consent...............................................................28
6.4      Financial Statements..........................................................................28
6.5      Material Adverse Change.......................................................................29
6.6      Taxes.........................................................................................29
6.7      Litigation and Guarantee Obligations..........................................................29
6.8      Subsidiaries..................................................................................29
6.9      ERISA.........................................................................................29
6.10     Accuracy of Information.......................................................................29
6.11     Regulation U..................................................................................30
6.12     Material Agreements...........................................................................30
6.13     Compliance With Laws..........................................................................30
6.14     Ownership of Properties.......................................................................30
6.15     Investment Company Act........................................................................30
6.16     Public Utility Holding Company Act............................................................30
6.17     Insurance.....................................................................................30

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

6.18     Solvency......................................................................................31
6.19     REIT Status...................................................................................31
6.20     Ownership.....................................................................................31

                                                ARTICLE VII
                                  TRUST'S REPRESENTATIONS AND WARRANTIES

7.1      Corporate Existence and Standing..............................................................32
7.2      Authorization and Validity....................................................................32
7.3      No Conflict; Government Consent...............................................................32
7.4      Ownership.....................................................................................32

                                               ARTICLE VIII
                                                 COVENANTS

8.1      Financial Reporting...........................................................................33
8.2      Use of Proceeds...............................................................................34
8.3      Notice of Default.............................................................................34
8.4      Conduct of Business...........................................................................34
8.5      Operating Partnership Credit Agreement........................................................34
8.6      Dividends.....................................................................................35
8.7      Merger........................................................................................35
8.8      Operating Partnership's Ownership and Control of Borrower.....................................35
8.9      Leverage Ratio................................................................................35
8.10     Debt Service Coverage Ratio...................................................................35
8.11     Liens.........................................................................................35
8.12     Other Indebtedness............................................................................36
8.13     Ownership of Borrower.........................................................................37

                                                ARTICLE IX
                                                 DEFAULTS


                                                 ARTICLE X
                              ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

10.1     Acceleration..................................................................................40
10.2     Amendments....................................................................................40
10.3     Preservation of Rights........................................................................41

                                                ARTICLE XI
                                            GENERAL PROVISIONS

11.1     Survival of Representations...................................................................41
11.2     Governmental Regulation.......................................................................41
11.3     Taxes.........................................................................................41
11.4     Headings......................................................................................41

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

11.5     Entire Agreement..............................................................................41
11.6     Several Obligations; Benefits of this Agreement...............................................42
11.7     Expenses; Indemnification.....................................................................42
11.8     Numbers of Documents..........................................................................42
11.9     Accounting....................................................................................42
11.10    Severability of Provisions....................................................................42
11.11    Nonliability of Lenders.......................................................................43
11.12    CHOICE OF LAW.................................................................................43
11.13    CONSENT TO JURISDICTION.......................................................................43
11.14    WAIVER OF JURY TRIAL..........................................................................43

                                                ARTICLE XII
                                         THE ADMINISTRATIVE AGENT

12.1     Appointment...................................................................................44
12.2     Powers........................................................................................44
12.3     General Immunity..............................................................................44
12.4     No Responsibility for Loans, Recitals, etc....................................................44
12.5     Action on Instructions of Lenders.............................................................45
12.6     Employment of Administrative Agents and Counsel...............................................45
12.7     Reliance on Documents; Counsel................................................................45
12.8     Administrative Agent's Reimbursement and Indemnification......................................45
12.9     Rights as a Lender............................................................................46
12.10    Lender Credit Decision........................................................................46
12.11    Successor Administrative Agent................................................................46
12.12    Intentionally Omitted.........................................................................47
12.13    Notice of Defaults............................................................................47
12.14    Requests for Approval.........................................................................47
12.15    Copies of Documents...........................................................................47
12.16    Defaulting Lenders............................................................................47

                                               ARTICLE XIII
                                         SETOFF; RATABLE PAYMENTS

13.1     Setoff........................................................................................48
13.2     Ratable Payments..............................................................................48

                                                ARTICLE XIV
                             BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

14.1     Successors and Assigns........................................................................49
14.2     Participations................................................................................49
14.3     Assignments...................................................................................50
14.4     Dissemination of Information..................................................................51
14.5     Tax Treatment.................................................................................51
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


                                                ARTICLE XV
                                                  NOTICES
15.1     Giving Notice.................................................................................51
15.2     Change of Address.............................................................................51

                                                ARTICLE XVI
                                               COUNTERPARTS

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                                                    v

                      UNSECURED REVOLVING CREDIT AGREEMENT

         This Unsecured Revolving Credit Agreement ("Agreement"), dated as of December 29, 2000, is among Storage USA Franchise Corp., a Tennessee corporation (the "Borrower"), SUSA Partnership, L.P., a Tennessee limited partnership (the "Operating Partnership" and the "Guarantor"), Storage USA, Inc., a Tennessee corporation (the "General Partner," the "Guarantor" and the "REIT"), Storage USA Trust, a Maryland business trust (the "Trust" and the "Guarantor"), First Union National Bank, the other lending institutions which may become a party to this Agreement (collectively, the "Lenders") and First Union National Bank, as administrative agent ("Administrative Agent") for the Lenders.

                                    RECITALS

         1. The Borrower is primarily engaged in the business of franchising, owning and operating storage properties.

         2. Effective as of January 2, 2001, the Operating Partnership will own 100% of the issued and outstanding shares of common stock of the Borrower.

         3. Borrower has requested that the Lenders provide a loan to Borrower.

         4. Administrative Agent and the Lenders are willing to provide such loan to Borrower upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "Administrative Agent" means First Union National Bank in its capacity as administrative agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the Borrower of the same Type and, in the case of LIBOR Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders.

         "Agreement" means this Unsecured Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized   Officer"  means  any  of  the  Chief  Executive  Officer,
President or Chief Financial Officer of the Borrower, acting singly.

         "Borrower" means Storage USA Franchise Corp., a Tennessee corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.11.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Charlotte for the conduct of substantially all of their commercial lending activities.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalents" means, as of any date, (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date, (ii) time deposits and certificates of deposit having maturities of not more than one year from such date and issued by any domestic commercial bank having (A) senior long-term unsecured debt rated at least A or the


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

equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and (B) capital and surplus in excess of $100,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 120 days from such date; and (iv) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's.

         "CBR Advance" means an Advance which bears interest at the CBR Rate.

         "CBR Loan" means a Loan which bears interest at the CBR Rate.

         "CBR Rate" means, for any day, a rate per annum equal to the Corporate Base Rate for such day.

         "Closing Date" means the date that all the conditions precedent to the initial Advance, as specified in Section 4.1, have been satisfied, provided, however, that the obligations of the Lenders to make Loans hereunder shall automatically terminate if such date does not occur on or before December 29, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 14.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Condemnation" is defined in Section 9.8.

         "Consolidated EBITDA," with respect to any Person and its Subsidiaries (or any asset of any Person) for any period, means an amount equal to the sum of
(a) the Consolidated Net Income of such Person and its Subsidiaries (or attributable to such asset) for such period plus (b) taxes, depreciation and amortization, interest expense, and any extraordinary losses deducted in calculating such Consolidated Net Income minus (c) any extraordinary gains included in calculating such Consolidated Net Income, all as determined in accordance with GAAP.

         "Consolidated Group" means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

         "Consolidated Group Pro Rata Share," with respect to any Investment Affiliate, means the percentage of the total equity ownership interest held by the Consolidated Group in the aggregate, in such Investment Affiliate. The percentage of total equity ownership interest held by the Consolidated Group shall be the greater of: (i) the percentage of the issued and outstanding stock, partnership interest or membership interest in such Investment Affiliate held by the Consolidated Group in the aggregate, and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment
Affiliate after repayment in full of all indebtedness of such Investment Affiliate.

         "Consolidated Implied Pool Debt Service," as of any date of determination, means the annual Debt Service of the Borrower and its
Subsidiaries that would be payable on Borrower's and its Subsidiaries' Consolidated Total Funded Debt based on a twenty (20) year mortgage style amortization schedule and bearing interest at a rate per annum equal to the then current yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two percent (2.00%). For purposes of calculating the foregoing test, the all-in interest rate shall not be less than seven and one-half percent (7.50%) per annum. The Consolidated Implied Pool Debt Service shall be determined by Administrative Agent and any such determination, so long as the same shall be made by Administrative Agent in the exercise of its good faith business judgment, shall be conclusive and binding absent manifest error.

         "Consolidated Interest Expense," for any period, means (a) the amount of interest expense of the Consolidated Group for such period on the aggregate principal amount of their Indebtedness, determined on a consolidated basis in accordance with GAAP plus (b) any capitalized interest which accrued during such period, plus (c) the Consolidated Group Pro Rata Share of any interest expense and capitalized interest which accrued during such period of any Investment Affiliate.

         "Consolidated Net Income," for any period, means consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "Consolidated   Total  Funded   Debt,"  as  to  the  Borrower  and  its
Subsidiaries, without duplication, means all indebtedness for borrowed money funded under the Note.

         "Consolidated Total Implied Capitalization Value" means the sum, without duplication, of the values of the following:

                  (i) Storage Properties owned directly or indirectly by the Borrower and its Subsidiaries and their respective Investment
         Affiliates valued by determining Borrower's share of a capital distribution (net of all indebtedness secured by on otherwise payable with respect to such Storage Property, plus all distributions, dividends or other amounts payable to the holders of any form of preferred stock or other preferred ownership interest, to the extent payable or accrued) if such Storage Properties were sold at a price based on (i) the Net Operating Income for the previous fiscal quarter multiplied by four (4) and (ii) dividing such annualized Net Operating

         Income by .10 except that Storage Properties that are acquired and have not been owned by the Borrower or its Subsidiaries or their Investment Affiliates for at least one quarter shall be valued at the acquisition price of such Properties during such first quarter period of ownership; provided, however, that for purposes of calculating the above value, Storage Properties shall not include Storage Properties encumbered by any Indebtedness in favor of entities not affiliated with the Guarantor, the Borrower, their respective Subsidiaries or their respective Investment Affiliates;

                  (ii) Borrower's and its Subsidiaries' pro rata share of the cost of investments in real estate (other than amounts included in (i) above);

                  (iii)  Cash  and  Cash   Equivalents   of  Borrower   and  its
         Subsidiaries;

                  (iv) Consolidated Net Income of Borrower and its Subsidiaries from management and franchise operations based on (i) the previous fiscal quarter multiplied by four (4), and (ii) dividing such annualized Consolidated Net Income by .20; and

                  (v) Other tangible assets not included in clauses(i) - (iv) above of Borrower and its Subsidiaries valued at book value in accordance with GAAP.

The values attributable to the assets of the Borrower and its Subsidiaries and their respective Investment Affiliates described above shall be adjusted to reflect the Borrower's allocable share of such assets, for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by Borrower and from assets owned by the respective Subsidiaries or Investment Affiliates, and
(b) Borrower's respective ownership interest in its Subsidiaries or Investment Affiliates.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.12.

         "Corporate Base Rate" means a rate per annum equal to the prime rate of interest announced by First Union from time to time, changing when and as said prime rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         "Debt Service," as of any date of determination, means the sum of all interest expense (including capitalized interest) and mandatory or scheduled principal payments due and payable during such period, excluding any balloon payments due upon maturity of any Indebtedness.

         "Default" means an event described in Article VIII.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation and such failure or refusal continues for one Business Day after written notice from the Administrative Agent, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Facility Fee" is defined in Section 2.5.

         "Facility Termination Date" means December 29, 2001.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Charlotte time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "First Union" means First Union National Bank in its individual capacity, and its successors.

         "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4.

         "General Partner" means Storage USA, Inc., a Tennessee corporation, the sole general partner of the Operating Partnership, and its successors and assigns.

         "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing  person has  issued a  reimbursement,  counterindemnity  or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantor" means the Operating Partnership, the General Partner and the Trust.

         "Guaranty" means that certain Guaranty of even date herewith executed by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time, and any additional guaranty hereafter delivered.

         "Indebtedness"  of any Person at any date,  means without  duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding, in the case of the Borrower, Guarantee Obligations of the Borrower in respect of primary obligations of any Subsidiary), and (g) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Intangible Assets" of any Person at any date, that portion of the assets of such Person which constitute intangible assets for the purposes of GAAP.

         "Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment Affiliate" means any Person in which Borrower, the Operating Partnership, General Partner, or their Subsidiaries has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Borrower.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns and any other lending institutions that subsequently become parties to this Agreement.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "LIBOR Advance" means a ratable Advance based on the LIBOR Rate.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate for which deposits in U.S. dollars are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such Interest Period. The LIBOR Base Rate shall be rounded to the next higher multiple of 1/100th of 1% if the rate is not a multiple of 1/16th of 1% or 1/100th of 1%.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus one and one-fourth percent (1.25%). The LIBOR Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Guaranty, the Notes and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended from time to time.

         "Management Expense" means with respect to any Property, 3% of revenues derived from the operation of such Property.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or business prospects of the Borrower and its Subsidiaries taken as a whole,
(ii) the ability of the Borrower or the Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Operating Income," with respect to any Property for any period, means "property rental and other income" (as determined by GAAP) attributable to such Property accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Property for such period, including, without limitation, Management Expense and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

         "Note" means a promissory note, in substantially the form of Exhibit A hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 14.3.2.

         "Obligations"  means all unpaid  principal  of and  accrued  and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

         "Operating Partnership" means SUSA Partnership, L.P., a Tennessee limited partnership.

         "Operating Partnership Credit Agreement" means that certain Second Amended and Restated Unsecured Revolving Credit Agreement dated as of May 26, 1999, among the Operating Partnership, the General Partner, the Trust, First Union National Bank, the other lenders a party thereto, and The First National Bank of Chicago as Administrative Agent.

         "Participants" is defined in Section 14.2.1.

         "Payment Date" means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month and with respect to any LIBOR Advance, the last day of any Interest Period as well.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the percentage of the Aggregate Commitment allocated to such Lender as set forth opposite its signature.

         "Permitted Liens" are defined in Section 8.11.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower, the Operating Partnership, the General Partner or any member of the Controlled Group may have any liability.

         "Property" means each parcel of real property (including the public storage facility thereon).

         "Purchasers" is defined in Section 14.3.1.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement on Eurocurrency liabilities.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by the Borrower, the Operating Partnership, the General Partner or any member of the Controlled Group for employees of the Borrower, the Operating Partnership, the General Partner or any member of the Controlled Group.

         "Storage Property" means each parcel of real property owned by the Borrower, the Operating Partnership, the General Partner or any of their Subsidiaries or any of their Investment Affiliates and upon which there is located a self-storage facility.

         "Subsidiary," as to any Person, means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower, the Operating Partnership or the General Partner.

         "Substantial Portion" means, with respect to the Property of the Operating Partnership, the General Partner, the Borrower and its Subsidiaries, Property which (i) represents more than 15% of the consolidated assets disclosed on the most recently issued quarterly consolidated financial statements of the General Partner and the Borrower, or (ii) is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the General Partner, the Borrower and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Total Tangible Assets," of any Person at any date, means the current book value of the total assets of such Person other than that portion of such Person's assets that constitute intangible assets as determined in accordance with GAAP plus accumulated depreciation on the real estate assets from such Person's original book value of such assets which is reflected in the current book value of such assets.

         "Transferee" is defined in Section 14.4.

         "Type" means, with respect to any Advance, its nature as a CBR Advance or a LIBOR Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDIT

         2.1 Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 Final Principal Payment. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be CBR Advances or LIBOR Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.11 and 2.12.

         2.4 [INTENTIONALLY OMITTED]

         2.5 Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a per annum facility fee in the amount of one-fourth of one percent (.25%) (the "Facility Fee") on the average daily amount by which the Aggregate Commitment exceeds the outstanding principal amount of the Loans during each quarter or portion thereof. The Facility Fee shall be payable quarterly in arrears on each a April 1, July 1, October 1 and January 1 and on the Facility Termination Date or earlier Termination of this Agreement commencing April 1, 2001, and shall be prorated for any partial quarter.

         2.6 Other Fees. The Borrower agrees to pay a structuring fee to First Union pursuant to a separate fee agreement between Borrower and First Union dated of even date herewith.

         2.7 [INTENTIONALLY OMITTED]

         2.8 [INTENTIONALLY OMITTED]

         2.9 Minimum Amount of Each Advance. Each LIBOR Advance shall be in the minimum amount of $500,000 (and in multiples of $125,000 if in excess thereof), and each CBR Advance shall be in the minimum amount of $500,000 (and in multiples of $125,000 if in excess thereof), provided, however, that any CBR Advance may be in the amount of the unused Aggregate Commitment if less than $500,000.

         2.10 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding CBR Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $250,000 in excess thereof, any portion of the outstanding CBR Advances upon two Business Days' prior notice to the Administrative Agent. Subject to the provisions of Section 3.4, a LIBOR Advance may be paid prior to the last day of the applicable Interest Period upon three Business Days' prior notice to the Administrative Agent.

         2.11 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than (i) 11:00 a.m. (Charlotte time) at least one Business Day before the Borrowing Date of each CBR Advance, and (ii) three Business Days before the Borrowing Date for each LIBOR Advance, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii) the aggregate amount of such Advance,

                  (iii) the Type of Advance selected, and

                  (iv) in the case of each LIBOR Advance, the Interest Period applicable thereto.

         Not later than noon (Charlotte time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Charlotte to the Administrative Agent at its address specified pursuant to
Article IX. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than five (5) different Interest Periods for LIBOR Advances outstanding at any one time.

         2.12 Conversion and Continuation of Outstanding Advances. CBR Advances shall continue as CBR Advances unless and until such CBR Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Advance shall continue as a LIBOR Advance for the same Interest Period unless the Borrower shall have delivered to the Administrative Agent a Conversion/Continuation Notice specifying a different Interest Period or that said LIBOR Advance be converted to a CBR Advance. Subject to the terms of
Section 2.9, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any LIBOR Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. In the event Borrower shall elect to convert a CBR Advance or a LIBOR Advance or to continue a LIBOR Advance with a different Interest Period, the Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of such election not later than 11:00 a.m. (Charlotte time) at least one Business Day, in the case of a conversion into an CBR Advance, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance with a different Interest Period, prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation with a different Interest Period;

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued with a different Interest Period; and

                  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted and, in the case of a conversion into or continuation of a LIBOR Advance, or the selection of a different Interest Period from that previously applicable thereto, the duration of the Interest Period selected.

         2.13 Changes in Interest Rate, Etc. Each CBR Advance or part thereof shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Advance into a CBR Advance pursuant to Section 2.12 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.12 hereof, at a rate per annum equal to the CBR Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a CBR Advance will take effect simultaneously with each change in the Corporate Base Rate. Each LIBOR Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBOR Advance.

         2.14 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.11 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the

Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 10.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (following the expiration of the then-current Interest Period) as a LIBOR Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 10.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each CBR Advance shall bear interest at a rate per annum equal to the CBR Rate otherwise applicable to the CBR Advance plus 2% per annum.

         2.15 [INTENTIONALLY OMITTED]

         2.16 [INTENTIONALLY OMITTED]

         2.17 [INTENTIONALLY OMITTED]

         2.18 Method of Payment. All payments of the Obligations hereunder shall be made without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article IX, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (Charlotte time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered the same business day if received by 1:00 p.m. Charlotte time by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article IX or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. If the Administrative Agent fails to forward such payment by the close of business on such Business Day, or, with respect to any other payment received by the Administrative Agent after 1:00 p.m. Charlotte time, on the same Business Day as received by the Administrative Agent, the Administrative Agent shall remit to each Lender its applicable Percentage of such payment on the immediately following Business Day, together with interest thereon until payment at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Corporate Base Rate. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with First Union for each payment of principal, interest and fees as it becomes due hereunder.

         2.19 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                  (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                  (ii) to the reimbursement of any amounts due to any of the Lenders in accordance with Article III;

                  (iii) first to interest until paid in full and then to principal for all Lenders (i) in accordance with the Percentage of the Lenders or (ii) if a Default exits, in accordance with the respective Funded Percentage of the Lenders; and

                  (iv) any other sums due to the Administrative Agent or any Lender under any of the Loan Documents.

         2.20 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's Obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be an Authorized Officer of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.21 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each CBR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity. Interest accrued on each LIBOR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such the LIBOR Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.22 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, but in no event later than 3:00 p.m. Charlotte time on the same Business Day it is received with respect to any Borrowing Notice or Conversion/Continuation Notice, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Corporate Base Rate.

         2.23 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.24 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment will be made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.25 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of a person with regulatory powers over any Lender, or any interpretation thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal state or local taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Authorized Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of LIBOR Advances. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of a person with regulatory powers over any Lender the Administrative Agent shall suspend the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) by reasons of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, the Administrative Agent shall suspend the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall suspend the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

         3.4 Funding Indemnification. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom (specifically excluding the spread over the LIBOR Base
Rate), including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the LIBOR Advance.

         3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a LIBOR
Advance under Section 3.3, so long as such designation is not materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Loan shall be calculated as though each Lender funded its LIBOR Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under

Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement for a period of one (1) year from the date of such payment in full of the Obligations and the termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless the Guarantor and the Borrower have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

                  (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, the Guaranty, and this Agreement;

                  (ii) An incumbency certificate, executed by an officer of the Borrower, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

                  (iii) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer of the State of Tennessee, and foreign qualification certificates, certified by the appropriate governmental officer, for any jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

                  (iv) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws, together with all amendments, and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the borrowing provided for herein and the execution, delivery and performance of the Loan Documents by the Borrower to be executed and delivered by it hereunder on behalf of itself, or evidence satisfactory to Administrative Agent that such resolutions are not necessary or required under Borrower's organizational documents;

                  (v) Copies of the certificate of limited partnership of the Operating Partnership, together with all amendments, and a certificate of good standing or partnership qualification (if issued), both certified by the appropriate governmental officer of the State of Tennessee, and foreign qualification certificates, certified by the appropriate governmental officer, for any jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

                  (vi) Copies, certified by an officer of the General Partner, of the Operating Partnership's Partnership Agreement, together with all amendments;

                  (vii) Copies of the formation and organizational documents of the Trust, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer of the State of Maryland, and foreign qualification certificates, including, but not limited to, a Certificate of Trust filed with the Secretary of State of Maryland, certified by the appropriate governmental officer, for any jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

                  (viii) An incumbency certificate, executed by an officer of the General Partner, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents on behalf of the Operating Partnership, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Operating Partnership;

                  (ix) Copies of the articles of incorporation of the General Partner, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer of the State of Tennessee, and foreign qualification certificates, certified by the appropriate governmental officer, for any jurisdiction where the failure to so qualify or be licensed (if required) would have a Material Adverse Effect;

                  (x) Copies, certified by the Secretary or Assistant Secretary of the General Partner, of its by-laws, together with all amendments thereto;

                  (xi) An incumbency certificate, executed by the Secretary or Assistant Secretary of the General Partner and Trust, respectively, which shall identify by name and title and bear the signature of the officers of the General Partner and Trust authorized to sign this Agreement and the Guaranty;

                  (xii) A written opinion(s) addressed to the Lenders, in form and substance satisfactory to the Administrative Agent and dated as of the Closing Date from counsel of the Borrower, the Operating Partnership and the General Partner as to the enforceability of the Loan Documents, the authority, execution and delivery of the Loan Documents by Borrower and such other matters as the Administrative Agent shall reasonably request;

                  (xiii) A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower and the Guarantor are true and correct as of the initial Borrowing Date;

                  (xiv) The most recent financial statements of the Operating Partnership, the General Partner and the Borrower and a certificate from an officer of each of the Operating Partnership, the Borrower and the General Partner that no material adverse change in the Borrower's, the Operating Partnership's or General Partner's financial condition has occurred since the date of such statements;

                  (xv) Written money transfer instructions, in substantially the form of Exhibit "C" hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

                  (xvi) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be acceptable to the parties and their respective counsel.

         Additionally, on or before January 12, 2001, the Guarantor and the Borrower shall furnish to the Administrative Agent the following:

                  (i) Copies, certified by the Secretary or Assistant Secretary of the General Partner, of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the borrowing provided for herein and the execution, delivery and performance of the Loan Documents by the General Partner to be executed and delivered by it hereunder on behalf of itself and the Operating Partnership and of the Guaranty by the Operating Partnership, the General Partner and the Trust in their capacity as the Guarantors, or evidence satisfactory to Administrative Agent that such resolutions are not necessary or required under their respective organizational documents;

                  (ii) A written opinion in form and substance satisfactory to the Administrative Agent and dated as of the Closing Date from the Trust's in-house general counsel as to such matters as the Administrative Agent shall reasonably request; and

                  (iii) A written opinion addressed to the Lenders, in form and substance satisfactory to the Administrative Agent and dated as of the Closing Date from counsel to the Operating Partnership and the General Partner as to the authority, execution and delivery of the Loan Documents by the Operating Partnership and the General Partner and such other matters as the Administrative Agent shall reasonably request.

         4.2 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

                  (i) There exists no Default or Unmatured Default.

                  (ii) The representations and warranties contained in Article V and Article VI are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

                  (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B hereto as a condition to making an Advance.

                                    ARTICLE V

                     BORROWER'S AND OPERATING PARTNERSHIP'S
                         REPRESENTATIONS AND WARRANTIES

         The Borrower and the Operating Partnership represent and warrant to the Lenders that:

         5.1 Existence. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, with its principal place of business in Memphis, Tennessee, and has all requisite authority to conduct its business in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect upon the Borrower. Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Tennessee, with its principal place of business in Memphis, Tennessee, and has all requisite authority to conduct its business in any jurisdiction in which the failure to so qualify would have a Material Adverse Effect upon the Operating Partnership. The Borrower's and Operating Partnership's Subsidiaries are corporations or limited partnerships duly organized and validly existing under the laws of the state of their jurisdiction, and are duly qualified as a foreign corporations/partnerships, properly licensed (if required), in good standing and have all requisite authority to conduct their businesses in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         5.2 Authorization and Validity. The Borrower and the Operating Partnership have the power and authority and legal right to execute and deliver the Loan Documents and to perform their respective obligations thereunder. The execution and delivery by the Borrower and the Operating Partnership of the Loan Documents to which each is a party (including the Guaranty) and the performance of their respective obligations thereunder have been duly authorized by proper proceedings, and such Loan Documents constitute legal, valid and binding obligations of the Borrower and the Operating Partnership enforceable against the Borrower and the Operating Partnership in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrower or the Operating Partnership of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, the Operating Partnership or any of their Subsidiaries or the Borrower's, the Operating Partnership's or any Subsidiary's articles of incorporation/certificates of limited partnership or by-laws/partnership agreements or the provisions of any indenture, instrument or agreement to which the Borrower, the Operating Partnership or any of their Subsidiaries is a party or is subject, or by which the Borrower, the Operating Partnership, or any of their Subsidiaries or their respective Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower, the Operating Partnership, or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4 Material Adverse Change. Since September 30, 2000, there has been no change in the business, Property, business prospects, condition (financial or otherwise) or results of operations of the Borrower, the Operating Partnership or their Subsidiaries which is reasonably likely to have a Material Adverse Effect.

         5.5 Taxes. The Borrower, the Operating Partnership and their Subsidiaries have filed or caused to be filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower, the Operating Partnership or any of their Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower, the Operating Partnership and their Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.6  Litigation  and  Guarantee  Obligations.  Except  as set  forth in
Schedule 1, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower, the Operating Partnership or any of their Subsidiaries which if adversely determined is reasonably likely to have a Material Adverse Effect. The Borrower and the Operating Partnership have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

         5.7 Subsidiaries. Schedule 2 hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower and the Operating Partnership, setting forth, if such Subsidiaries are corporations, their respective jurisdictions of incorporation and the percentage of their respective Capital Stock owned by the Borrower, the Operating Partnership or other Subsidiaries and, if such Subsidiaries are not corporations, similar appropriate information for such Subsidiaries. All of the issued and outstanding shares of Capital Stock of such corporate Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000. Neither the Borrower, the Operating Partnership nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower, the Operating

Partnership nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.9 Accuracy of Information. No information, exhibit or report furnished by the Borrower, the Operating Partnership or any of their Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.10 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower, the Operating Partnership and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.11 Material Agreements. Neither the Borrower, the Operating Partnership nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the Borrower, the Operating Partnership nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default is reasonably likely to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.12 Compliance With Laws. The Borrower, the Operating Partnership, and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the Borrower, the Operating Partnership nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         5.13 Ownership of Properties. On the date of this Agreement, the Borrower, and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 8.11, to all of the Property and assets reflected in the financial statements as owned by it.

         5.14 Investment Company Act. Neither the Borrower, the Operating Partnership nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.15 Public Utility Holding Company Act. Neither the Borrower, the Operating Partnership nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16 Solvency.

                  (i) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The Borrower does not intend to, does not intend to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  (iii)  Immediately  after  the  Closing  Date and  immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Operating Partnership and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Operating Partnership and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Operating
         Partnership and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Operating Partnership and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Operating Partnership and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Operating Partnership and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (iv) The Operating Partnership does not intend to, does not intend to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by them or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.17 Insurance. The Borrower, the Operating Partnership and each of their Subsidiaries carries insurance on their Property, including their Storage Properties, with insurance companies having Best ratings of A-VII or better in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Property in localities where the Borrower and the Operating Partnership operate, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Storage Properties located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Storage Properties;

                  (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Properties; and

                  (iii) Commercial general liability insurance in the amount of $5,000,000 per occurrence.

         5.18 Ownership. As of the date hereof, the Operating Partnership owns and controls greater than 50% of the ownership interests in the Borrower.

                                   ARTICLE VI

                GENERAL PARTNER'S REPRESENTATIONS AND WARRANTIES

         The General Partner represents and warrants to the Lenders that:

         6.1 Corporate Existence and Standing. The General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in any jurisdiction in which the failure to qualify would have a Material Adverse Effect.

         6.2 Authorization and Validity. The General Partner has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party (including the Guaranty in its capacity as Guarantor) and to perform its obligations thereunder. The execution and delivery by the General Partner of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of the General Partner enforceable against the General Partner in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         6.3 No Conflict; Government Consent. Neither the execution and delivery by the General Partner of the Loan Documents, to which it is a party nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the General Partner or any of its Subsidiaries or the General Partner's or any Subsidiary's articles of incorporation/certificates of limited partnership or by-laws/partnership agreements or the provisions of any indenture, instrument or agreement to which the General Partner or any of its Subsidiaries is a party or is subject, or by which the General Partner's or any of its Subsidiaries' Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the General Partner or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents to which the General Partner is a party.

         6.4 Financial Statements. The September 30, 2000 consolidated financial statements and related reports of the General Partner and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the General Partner and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         6.5 Material Adverse Change. Since September 30, 2000, there has been no change in the business, Property, business prospects, condition (financial or otherwise) or results of operations of the General Partner and its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

         6.6 Taxes. The General Partner and its Subsidiaries have filed or caused to be filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the General Partner or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the General Partner and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         6.7  Litigation  and  Guarantee  Obligations.  Except  as set  forth in
Schedule 1, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the General Partner or any of its Subsidiaries which if adversely determined is reasonably likely to have a Material Adverse Effect. The General Partner has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

         6.8 Subsidiaries. Schedule 2 hereto contains an accurate list of all of the presently existing Subsidiaries of the General Partner, setting forth, if such Subsidiaries are corporations, their respective jurisdictions of incorporation and the percentage of their respective Capital Stock owned by the General Partner or other Subsidiaries and, if such Subsidiaries are not corporations, similar appropriate information for such Subsidiaries. All of the issued and outstanding shares of Capital Stock of such corporate Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         6.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000. Neither the General Partner nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $100,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the General Partner nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         6.10  Accuracy  of  Information.  No  information,  exhibit  or  report furnished by the General Partner or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         6.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the General Partner and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         6.12 Material Agreements. Neither the General Partner nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the General Partner nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default is reasonably likely to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         6.13 Compliance With Laws. The General Partner and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property. Neither the General Partner nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         6.14 Ownership of Properties. On the date of this Agreement, the General Partner and its Subsidiaries will have good title, free of all Liens other than those permitted under the Operating Partnership Credit Agreement, to all of the Property and assets reflected in the financial statements as owned by it.

         6.15 Investment Company Act. Neither the General Partner nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.16 Public Utility Holding Company Act. Neither the General Partner nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         6.17 Insurance. The General Partner and each of its Subsidiaries, carries insurance on its Property, including its Storage Properties, with insurance companies having Best ratings of A-VII or better in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Property in localities where the General Partner operates, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Storage Properties located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Storage Properties;

                  (ii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Properties; and

                  (iii) Commercial general liability insurance in the amount of $5,000,000 per occurrence.

         6.18 Solvency.

                  (i) Immediately after the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the General Partner and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the General Partner and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the General Partner and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the General Partner and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the General Partner and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the General Partner and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The General Partner does not intend to, does not intend to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         6.19 REIT Status. The General Partner's common stock is listed on the New York Stock Exchange and the General Partner is qualified and will at all times maintain its qualification as a real estate investment trust and comply with all applicable provisions of the Code.

         6.20 Ownership. The General Partner (i) is the sole general partner of the Operating Partnership, (ii) is listed on the New York Stock Exchange, and
(iii) is a qualified real estate investment trust.

                                  ARTICLE VII

                     TRUST'S REPRESENTATIONS AND WARRANTIES

         The Trust represents and warrants to the Lender that:

         7.1 Corporate Existence and Standing. The Trust is a Maryland real estate investment trust, duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite authority to conduct its business in any jurisdiction in which the failure to qualify would have a Material Adverse Effect.

         7.2 Authorization and Validity. The Trust has the organizational power and authority and legal right to execute and deliver the Loan Documents to which it is a party, including without limitation the Guaranty, and to perform its obligations thereunder. The execution and delivery by the Trust of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by the trustees thereof, and such Loan Documents constitute legal, valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         7.3 No Conflict; Government Consent. Neither the execution and delivery by the Trust of the Loan Documents to which it is a party nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Trust or the Trust's organizational documents or the provisions of any indenture, instrument or agreement to which the Trust is a party or is subject, or by which the Trust's Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Trust pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents to which the Trust is a party.

         7.4 Ownership. As of November 30, 2000, the Trust owned approximately 87% limited partnership interest in the Operating Partnership.


                                  ARTICLE VIII

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         8.1 Financial Reporting. The Borrower will maintain, for themselves and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent:

                  (i) as soon as practicable, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year of Borrower, the audited balance sheet of Borrower at the end of such year, on a consolidated basis with its Subsidiaries, and, if requested, the related audited statements of income, changes in capital and cash flows for such year, on a consolidated basis with its Subsidiaries, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor's report prepared without qualification as to the scope of the audit by a "Big Five" accounting firm, and any other information the Lenders may need to complete a financial analysis of Borrower and its respective Subsidiaries; such statements shall be accompanied by annual Property, management and franchise operating statements containing the following year's budgeted figures;

                  (ii) Within 45 days after the close of each fiscal quarter, for the Borrower consolidated with its Subsidiaries, an unaudited balance sheet as of the close of each such period a statement of operations and reconciliation of stockholders equity and a statement of cash flows for the period from the beginning of the fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer or chief accounting officer;

                  (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit B hereto signed by the Borrower's chief financial officer or chief accounting officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

                  (iv) Within 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, related reports in form and substance satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer, including Property operating statements, detailed management/franchise operating reports specifying budgeted and actual numbers as of the date of such report;

                  (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                  (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, is reasonably likely to have a Material Adverse Effect;

                  (vii) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent may from time to time reasonably request; and

                  (viii) As and when required to be delivered to the agent or the lenders under the Operating Partnership Credit Agreement, copies of all financial reports and other documents required to be delivered by the General Partner and the Operating Partnership pursuant to Section
         8.1 of the Operating Partnership Credit Agreement.

         8.2 Use of Proceeds. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for the general business purposes in accordance with Section 8.4 of the Borrower, including working capital needs and interim financing for property acquisitions, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition other than a Permitted Acquisition.

         8.3 Notice of Default. The Operating Partnership, the General Partners and the Borrower will, and will cause each of their Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which is reasonably likely to have a Material Adverse Effect.

         8.4 Conduct of Business. The Operating Partnership, the General Partnership and the Borrower will, and will cause each of their Subsidiaries to, do all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a domestic corporation or limited partnership in their jurisdiction of incorporation/formation and maintain all requisite authority to conduct their business in each jurisdiction in which their business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted and, specifically, neither the Borrower, the Operating Partnership, the General Partnership nor their Subsidiaries may undertake any business other than the acquisition, development, franchising, ownership, management, operation, and disposition of storage properties, and ancillary businesses reasonably related to storage properties.

         8.5 Operating Partnership Credit Agreement. The Borrower and the Guarantor will comply and cause each of its respective Subsidiaries to comply with each and every covenant and obligation contained in the Operating Partnership Credit Agreement (or as the same may be modified, amended or restated from time to time with the consent of Agent) as if such covenants and any defined terms therein were fully set forth in this Agreement and a part hereof for so long as any Obligations are outstanding or the Lenders have any obligations to make Loans. The Borrower and the Guarantor agree upon the request of the Administrative Agent to amend this Agreement to further incorporate the terms and provisions to the Operating Partnership Credit Agreement if requested to do so by the Administrative Agent on behalf of any Lender. Furthermore, Borrower and Guarantor agree upon the request of Administrative Agent to acknowledge the operative Operating Partnership Credit Agreement if same is amended, restated or modified after the date hereof as provided above. Such terms and provisions contained in the Operating Partnership Credit Agreement shall continue to apply to the Borrower and the Guarantor in the event the Operating Partnership Credit Agreement is terminated for any reason whatsoever.

         8.6 Dividends. In the event that a Default or an Unmatured Default shall have occurred and be continuing or a Default or an Unmatured Default would arise as a result thereof, the Borrower shall not declare or pay any dividends on its Capital Stock whatsoever, directly or indirectly.

         8.7 Merger. The Borrower will not, nor will they permit any of its Subsidiaries to, enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of its Properties, except for such transactions that occur between Wholly-Owned Subsidiaries or as otherwise approved in advance by the Lenders, provided, however, that mergers shall be permitted as a means for the Borrower or a Subsidiary to acquire additional Storage Properties or ancillary businesses reasonably related to Storage Properties so long as such merger is not accomplished through a hostile takeover and the Borrower is the surviving entity.

         8.8 Operating Partnership's Ownership and Control of Borrower. Commencing on January 2, 2001, and continuing at all times during the remainder of the term of this Agreement, the Operating Partnership shall be the sole beneficial owner of and shall control the Borrower. The Operating Partnership will not allow or suffer to exist any pledge or other encumbrance of any of its interest in the Borrower without the prior written consent of the Lenders.

         8.9 Leverage Ratio. The Borrower on a consolidated basis with its Subsidiaries will not permit, as of the last day of any fiscal quarter, the ratio of (i) the Consolidated Total Funded Debt of the Borrower and its Subsidiaries to (ii) the Consolidated Total Implied Capitalization Value of the Borrower and its Subsidiaries to exceed 0.65 to 1.00.

         8.10 Debt Service Coverage Ratio. The Borrower on a consolidated basis with its Subsidiaries will not permit, at the end of any fiscal quarter of Borrower, the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries to (ii) Consolidated Implied Pool Debt Service of the Borrower and its Subsidiaries to be less than 1.50 to 1.00.

         8.11 Liens. The Operating Partnership, the General Partner and the Borrower will not, nor will they permit any of their Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries or any of their respective Investment Affiliates in an aggregate consolidated amount greater than $50,000, except for:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the General Partner, the Borrower or their Subsidiaries; and

                  (v)  Liens  on  Storage  Properties  of the  Borrower  and its
         Subsidiaries  and  their  respective   Investment  Affiliates  securing
         Indebtedness permitted by ss.8.12(vi).

Liens permitted pursuant to this Section 8.11 shall be deemed to be "Permitted Liens".

         8.12 Other Indebtedness. The Borrower and its Subsidiaries and their respective Investment Affiliates will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (i) Indebtedness to the Lenders arising under any of the Loan Documents;

                  (ii) current liabilities of the Borrower, or its respective Subsidiaries incurred in the ordinary course of business but not incurred through (a) the borrowing of money, or (b) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (iii)   Indebtedness   in  respect   of  taxes,   assessments,
         governmental charges or levies and claims for labor, materials and supplies;

                  (iv) Indebtedness in respect of judgments or awards for so long as the existence of same is not a Default underss.9.9;

                  (v) endorsements for collection, deposit or negotiation and warranties of product or services, in each case incurred in the ordinary course of business;

                  (vi)  Non-recourse   Indebtedness  of  the  Borrower  and  any
         Subsidiary of the Borrower and any of their respective Investment Affiliates; and

                  (vii) Unsecured Indebtedness of Borrower and any Subsidiary of the Borrower and any of their respective Investment Affiliates to a Guarantor provided that the repayment of such Indebtedness shall be subordinate at all times to repayment of the Obligations pursuant to a subordination and standstill agreement.

         8.13 Ownership of Borrower. On or before January 2, 2001, the Operating Partnership shall own and control 100% of the issued and outstanding shares of common stock of the Borrower.

                                   ARTICLE IX

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         9.1 Any representation or warranty made or deemed made by or on behalf of the Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         9.2 Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         9.3 The breach of any of the terms or  provisions  of Sections  8.2 and
8.6 through 8.11, provided, however, that with respect to any breach of the terms or provisions of Section 8.9 or Section 8.10 of this Agreement, such breach may be remedied by a voluntary principal prepayment of the Loans within ten (10) Business Days after written notice from the Administrative Agent or any Lender of such breach in an amount which, if made at the beginning of the period measured for which there is a Default, would have resulted in compliance with the applicable covenant for such period.

         9.4 The breach by the Operating Partnership, the General Partner or the Borrower (other than a breach which constitutes a Default under Section 9.1, 9.2, or 9.3) of any of the terms or provisions of this Agreement which is not remedied within ten Business Days after written notice from the Administrative Agent or any Lender provided, however, that if such Default is not curable within such time period, it shall not constitute a Default if the Borrower has commenced appropriate actions to effect a cure within ten days and diligently proceeds thereafter to effect a cure and cures such Default in no event later than 45 days after such written notice.

         9.5 Failure of the Operating Partnership, General Partner, the Borrower or any of their Subsidiaries to pay when due any Indebtedness which is outstanding in an aggregate amount of at least $10,000,000; or the default by the Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries in the performance of any term, provision or condition contained in any agreement under which such Indebtedness was created or is governed, including, without limitation, any default under the Operating Partnership Credit Agreement or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         9.6 The Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries that has more than $20,000,000 of Total Tangible Assets shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 9.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.7.

         9.7 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Operating Partnership, the General Partner, the Borrower or any Subsidiary that has more than $20,000,000 of Total Tangible Assets or any Substantial Portion of their Property, or a proceeding described in Section 9.6(iv) shall be instituted against the Operating Partnership, the General Partner, the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         9.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Operating Partnership, the General Partner, the Borrower and their Subsidiaries which, when taken together with all other Property of the Operating Partnership, the General Partner, the Borrower and their Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of their Property.

         9.9 The Operating Partnership, the General Partner, the Borrower or any of their Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         9.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $200,000 or any Reportable Event shall occur in connection with any Plan.

         9.11 The Operating Partnership, the General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Operating Partnership, the General Partner, the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $1,000,000 per annum.

         9.12 The Operating Partnership, the General Partner, the Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the General Partner, the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such
Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $200,000.

         9.13 Failure to remediate within the time period permitted by law or governmental order (or within a reasonable time give the nature of the problem if no specific time period has been given) material environmental problems related to the Storage Properties whose aggregate book values are in excess of $20,000,000 or where the estimated cost of remediation is in the aggregate in excess of $100,000, in each case after all administrative and judicial hearings and appeals have been concluded.

         9.14 The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or the Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or the Guarantor denies that it has any further liability under the Guaranty, or gives notice to such effect.

         9.15 The occurrence of any default under any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

                                    ARTICLE X

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         10.1 Acceleration. If any Default described in Section 9.6 or 9.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 10 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 9.6 or 9.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         10.2 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Operating Partnership, the General Partner, the Trust, and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Operating Partnership, the General Partner, the Trust, and the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (ii) Reduce the percentage specified in the definition of Required Lenders.

                  (iii) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2 (other than as provided for under Section 2.2), or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

                  (iv) Amend Section 2.19.

                  (v) Amend this Section 10.2.

                  (vi) Release the Guarantor.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.

         10.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 10.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Survival of Representations. All representations and warranties of the Operating Partnership, the General Partner and the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         11.3 Taxes. Any taxes (excluding federal state or local income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         11.4  Headings.   Section  headings  in  the  Loan  Documents  are  for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         11.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         11.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         11.7 Expenses; Indemnification. The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the
Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Properties, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except as otherwise provided by this Section 11.7. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         11.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         11.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Operating Partnership, the General Partner and the Borrower and all their Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Operating Partnership's, the General Partner's or Borrower's official financial statements.

         11.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.11 Nonliability of Lenders. The relationship between the Operating Partnership, the General Partner and the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Operating Partnership, the General Partner or the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Operating Partnership, the General Partner or the Borrower to review or inform the Operating Partnerships, the General Partner or the Borrower of any matter in connection with any phase of the Operating Partnership's, the General Partner's or the Borrower's business or operations.

         11.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NORTH CAROLINA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         11.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NORTH CAROLINA STATE COURT SITTING IN CHARLOTTE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY
MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHARLOTTE, NORTH CAROLINA.

         11.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                  ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         12.1 Appointment. First Union National Bank is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the administrative agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XII. The


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

Administrative Agent shall administer this Agreement and service the Loans with the same degree of care as Agent would use in servicing a loan of same size and type for its own account. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         12.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         12.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction".

         12.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. Except to the extent expressly required pursuant to the terms and provisions of the Agreement the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Operating Partnership, the General Partner or the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Operating Partnership, the General Partner or the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

         12.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases act upon the written instructions of the Required Lenders or all Lenders, as this Agreement may require, so long as such directions (i) are consistent with the Lender's express obligations hereunder and (ii) in the Administrative Agent's good faith judgment, do not expose the Administrative Agent to any material risk or liability to the Borrower as a result thereof. The Administrative Agent shall be fully protected in so acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with


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

written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         12.6 Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         12.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         12.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent in its capacity as Administrative Agent only and not as Lender, ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the (a) gross negligence or willful misconduct of the Administrative Agent or (b) matters particularly related to Administrative Agent in its capacity as a Lender only and not related Borrower or another Lender (i.e., a violation of Administrative Agent's legal lending limit). The obligations of the Lenders under this Section 12.8 shall survive payment of the Obligations and termination of this Agreement.

         12.9 Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and


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

generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

         12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         12.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. If the Administrative Agent assigns or participates its total Commitment, then Administrative Agent agrees to resign upon the request of any Lender. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall pro rate any agency fees it has already received with the successor Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder as Administrative Agent and under the Loan Documents arising or occurring after the effective date of such resignation. After the


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

effectiveness of the resignation of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         12.12 [INTENTIONALLY OMITTED]

         12.13 Notice of Defaults. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

         12.14 Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days, for responses based on
Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

         12.15 Copies of Documents. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices sent or received and according to Section 15.1 of this Agreement. Administrative Agent shall deliver to Lenders within 10 Business Days following receipt, copies of all financial statements and other financial reporting information, certificates and notices received regarding the Borrower's ratings except to the extent such items are required to be furnished directly to the Lenders by Borrower hereunder. Within 10 Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.

         12.16 Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Majority or Required Lenders or all Lenders, shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender and the calculation of Required Lenders shall be made without reference to such Defaulting Lender's Percentage. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower in connection with ratable Loans and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in


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

accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender and the remainder of the Advances due to such "Defaulting Lender" shall no longer be subordinated but shall be payable on the same basis as payments to the other Lenders. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 12.15. This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section 12.16 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.

                                  ARTICLE XIII

                            SETOFF; RATABLE PAYMENTS

         13.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. Any Lender may, by separate agreement with the Borrower, waive such set-off rights with respect to deposits held by such Lender, which waiver shall be binding upon all other Lenders as to deposits held by such Lender.

         13.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XIV

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         14.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the

Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 14.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         14.2 Participations.

                  14.2.1 Permitted Participants; Effect. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time may sell to one or more financial institutions, pension funds, or any other fund or entity that regularly makes or participates in real estate loans as part of its business participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. If a Default has occurred and is continuing, a Lender shall not be restricted as to whom it can sell such participating interests. Any Person to whom such a participating interest is sold is a "Participant". In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  14.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

                  14.2.3 Benefit of Setoff. The Borrower, the Operating Partnership and the General Partner agree that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same


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

extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 13.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 13.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 13.2 as if each Participant were a Lender.

         14.3 Assignments.

                  14.3.1 Permitted Assignments. Any Lender, in the ordinary course of its business and in accordance with applicable law, at any time may assign to one or more lending institutions or other entities all or any portion (greater than or equal to $2,500,000 per assignee) of its rights and obligations under the Loan Documents; provided that the Administrative Agent and the Borrower shall have given their prior written consent, which consent shall not be unreasonably withheld; provided further however, that such Borrower consent shall not be required in the event that a Default or an Unmatured Default shall have occurred and be continuing. Any Person to whom such rights and obligations are assigned is a "Purchaser". Such assignment agreement shall be in form and substance reasonably satisfactory to Administrative Agent.

                  14.3.2  Effect;  Effective  Date.  Upon  (i)  delivery  to the
Administrative Agent of a notice of assignment, in form and substance reasonably satisfactory to Administrative Agent (a "Notice of Assignment"), and (ii) payment of a $3,500 fee by the assigning Lender to the Administrative Agent for processing such assignment (except for transfer to an Affiliate), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         14.4 Dissemination of Information. The Operating Partnership, the General Partner and the Borrower authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Operating Partnership, the General Partner, the Borrower and their Subsidiaries provided that such transferees shall be subject to an obligation to keep all non-public information confidential.

         14.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.19.

                                   ARTICLE XV

                                     NOTICES

         15.1 Giving Notice. Except as otherwise permitted by Section 2.16 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         15.2 Change of Address. The Operating Partnership, the General Partner, the Trust, the Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XVI

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.





                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

         IN WITNESS  WHEREOF,  the  Borrower,  the  Operating  Partnership,  the
General Partner, the Trust, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                           BORROWER:

                           STORAGE USA FRANCHISE CORP., a Tennessee corporation

                           By:      /s/ Christopher P. Marr
                              -----------------------------------------

                           Print Name:       Christopher P. Marr
                                      ---------------------------------

                           Title:   Chief Financial Officer
                                 --------------------------------------

                           c/o Storage USA, Inc.
                           175 Toyota Plaza, Suite 700
                           Memphis, Tennessee  38103

                           Attention:  Christopher P. Marr
                           Telephone:  (901) 252-2000
                           Facsimile:  (901) 252-2060

                           GUARANTORS:

                           SUSA PARTNERSHIP, L.P.

                           By:      STORAGE USA, INC.,
                                    its General Partner

                                    By:      /s/ Christopher P. Marr
                                       --------------------------------

                                    Print Name:      Christopher P. Marr
                                               ---------------------------------

                                    Title:   Chief Financial Officer

                           c/o Storage USA, Inc.
                           175 Toyota Plaza, Suite 700
                           Memphis, Tennessee  38103

                           Attention:  Christopher P. Marr
                           Telephone:  (901) 252-2000
                           Facsimile:  (901) 252-2060

                           STORAGE USA, INC.

                           By:      /s/ Christopher P. Marr
                              -----------------------------------------

                           Print Name:       Christopher P. Marr
                                      ------------------------------------------

                           Title:   Chief Financial Officer
                                 --------------------------------------

                           c/o Storage USA, Inc.
                           175 Toyota Plaza, Suite 700
                           Memphis, Tennessee  38103

                           Attention:  Christopher P. Marr
                           Telephone:  (901) 252-2000
                           Facsimile:  (901) 252-2060

                           STORAGE USA TRUST

                           By:      /s/ Christopher P. Marr
                              --------------------------------

                           Print Name:       Christopher P. Marr
                                      ---------------------------------

                           Title:   Chief Financial Officer

                           c/o Storage USA, Inc.
                           175 Toyota Plaza, Suite 700
                           Memphis, Tennessee  38103

                           Attention:  Christopher P. Marr
                           Telephone:  (901) 252-2000
                           Facsimile:  (901) 252-2060

Commitments:               LENDERS:
-----------                -------

$10,000,000.00             FIRST UNION NATIONAL BANK, Individually and as
                              Administrative Agent


                           By:      /s/ David Hoagland
                              --------------------------------------------------

                           Print Name:       David Hoagland
                                      ---------------------------------

                           Title:            Vice President
                                 -----------------------------------------------

                           301 South College Street, NC0166
                           Charlotte, NC 28288-0166

                           Attention:  David Hoagland
                           Telephone:  (704) 374-4809
                           Facsimile:  (704) 383-6205

                                    EXHIBIT A

                                      NOTE


$___________________________                                  December ___, 2000


         Storage USA Franchise Corp., a Tennessee corporation (the "Borrower"), promises to pay to the order of (the "Lender") the lesser of the principal sum of Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Unsecured Revolving Credit Agreement hereinafter referred to without setoff or counterclaim, in immediately available funds at the main office of First Union National Bank in Charlotte, Charlotte, as Administrative Agent together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Unsecured Revolving Credit Agreement (the "Credit Agreement"), dated as of December 29, 2000 among the Borrower, SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, First Union National Bank, individually and as Administrative Agent, and the other lenders from time to time parties thereto, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         The undersigned maker and all guarantors and endorsers, hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness  evidenced  hereby,  notice  of  acceleration  of the  indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

                                  STORAGE USA FRANCHISE CORP., a Tennessee
                                    corporation

                                  By:
                                     -------------------------------------------

                                  Print Name:
                                             -----------------------------------

                                  Title:
                                        ----------------------------------------


                                 SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                     NOTE OF STORAGE USA FRANCHISE CORP.
                                           DATED DECEMBER __, 2000

                               Principal             Maturity of             Maturity
                                Amount                Interest               Principal               Unpaid
         Date                   of Loan                Period               Amount Paid              Balance
         ----                   -------                ------               -----------              -------

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Unsecured Revolving Credit Agreement dated as of December 29, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among Storage USA Franchise Corp. ("Borrower"), SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, the lenders from time to time parties thereto (the "Lenders") and First Union National Bank, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected __________________ of the Borrower;

         2 I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4.  Schedule  I  attached   hereto  sets  forth   financial   data  and
computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The foregoing certifications,  together with the computations set forth
in  Schedule  I  hereto  and  the  financial   statements  delivered  with  this
Certificate in support hereof, are made and delivered this day of , ___ .

                                  STORAGE USA FRANCHISE CORP., a Tennessee
                                    corporation

                                  By:
                                     -------------------------------------------

                                  Print Name:
                                             -----------------------------------

                                  Title:
                                        ----------------------------------------

                                    [SAMPLE]

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                        Schedule of Compliance as of with
                         Provisions of ____ and of _____
                                  the Agreement

                                    EXHIBIT C

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To First Union National Bank
as Administrative Agent (the "Administrative Agent") under the Credit Agreement Described Below.

Re: Unsecured Revolving Credit Agreement, dated December 29, 2000 (as the same may be amended or modified, the "Credit Agreement"), among Storage USA Franchise Corp. (the "Borrower"), SUSA Partnership, L.P. (the "Operating Partnership"), Storage USA, Inc., Storage USA Trust, the Administrative Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

         The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.19 of the Credit Agreement.

         Facility Identification Number  _______________________________

         Customer/Account Name  ___________________________________

         Transfer Funds To First Tennessee Bank
                                    165 Madison Avenue
                                    Memphis, Tennessee  38103

         For Account No.   000657301

         Account Name:     SUSA Partnership, L.P.

         Reference/Attention To  Mark Hickey (901) 252-3884

Authorized Officer
  (Customer Representative)         Date ___________________

-----------------------------------         ------------------------------------
(Please Print)                                                Signature

Bank Officer Name                                    Date ___________________

-----------------------------                        ---------------------------
(Please Print)                                                Signature

                              PAYMENTS OF PRINCIPAL


                              Unpaid
                              Principal                       Notation
      Date                    Balance                         Made by


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                   SCHEDULE 1



         Such matters as described in the September 30, 2000 10-Q of the General Partner.

Storage USA Franchise Corp. owns                                                                                         SCHEDULE 2
as of 11/30/2000                                                                                                         ----------

Ownership                                                                          Entity                       State
Percentage                Entity                                                   Type                         Formed      Footnote
------------------------------------------------------------------------------------------------------------------------------------
                    1.00% DMMJ Limited Partnership                                 Limited Partnership          MD
                   40.00% Fordham Road Storage Partners, L.L.C.                    Limited Liability Company    MD
                   35.00% Greenway 27, LLC                                         Limited Liability Company    MD
                   40.00% New Rochelle Storage Partners, L.L.C.                    Limited Liability Company    MD
                    1.00% River Road Limited Partnership                           Limited Partnership          MD
                   40.00% Storage Partners of Baytown, Limited Partnership         Limited Partnership          MD
                   40.00% Storage Partners of Bensalem, L.P.                       Limited Partnership          PA          (1)
                   35.00% Storage Partners of California 1, LLC                    Limited Liability Company    MD          (2)
                   40.00% Storage Partners of Chadd's Ford LP                      Limited Partnership          PA
                   19.90% Storage Partners of Eatontown, LLC                       Limited Liability Company    NJ
                   19.90% Storage Partners of Egg Harbor, LLC                      Limited Liability Company    NJ
                   40.00% Storage Partners of Garland, Limited Partnership         Limited Partnership          MD
                   45.00% Storage Partners of Highway 6, Limited Partnership       Limited Partnership          MD
                   40.00% Storage Partners of NASA, Limited Partnership            Limited Partnership          MD
                   40.00% Storage Partners of Nashville, Limited Partnership       Limited Partnership          MD
                    1.00% Storage Partners of Paoli, LP                            Limited Partnership          TN
                   40.00% Storage Partners of Parker, LP                           Limited Partnership          MD
                   40.00% Storage Partners of Pasadena, Limited Partnership        Limited Partnership          MD
                   40.00% Storage Partners of Southwest Freeway Limited PartnershipLimited Partnership          MD
                   19.90% Storage Partners of West Colonial, LLC                   Limited Liability Company    FL
                   40.00% Storage Partners of Wichita, LP                          Limited Partnership          MD
                   45.00% Storage Partners of Winter Park, Ltd.                    Limited Partnership          FL
                   40.00% Storage Sanbac 101 Limited Partnership                   Limited Partnership          MD
                   19.00% Storage Squirebac 101 Limited Partnership                Limited Partnership          MD
                  100.00% Storage USA Construction, Inc.                           Corporation                  TN
                  100.00% Storage USA Investment Corp.                             Corporation                  TN          (3)
                    1.00% Storage USA of Palm Beach County Limited Partnership     Limited Partnership          MD
                   40.00% Storage USA on Inwood LP                                 Limited Partnership          MD
                   49.00% Storage USA Sing, LLC                                    Limited Liability Company    MD
                  100.00% SUSA Arizona, Inc.                                       Corporation                  TN          (4)
                  100.00% SUSA California, Inc.                                    Corporation                  TN          (5)
                  100.00% SUSA Maryland, Inc.                                      Corporation                  TN          (6)
                  100.00% SUSA Nevada, Inc.                                        Corporation                  NV          (7)
                  100.00% SUSA New Jersey, Inc.                                    Corporation                  TN          (8)
                  100.00% SUSA New York, Inc.                                      Corporation                  NY          (9)
                   49.00% SUSA Omni LP                                             Limited Partnership          TN
                  100.00% SUSA Tennessee, Inc.                                     Corporation                  TN          (10)
                   40.00% Wilton Storage Partners LLC                              Limited Liability Company    MD


(1) Storage Partners of Bensalem, L.P. owns:
                   99.00% Storage Partners of Andalusia, LP                        Limited Partnership          PA

(2) Storage Partners of California 1, LLC owns:
                  100.00% Aurora-SPC, LLC                                          Limited Liability Company    DE
                  100.00% La Quinta-SPC, LLC                                       Limited Liability Company    DE
                  100.00% Murrieta-SPC, LLC                                        Limited Liability Company    DE
                  100.00% La Quinta 2-SPC, LLC                                     Limited Liability Company    DE


(3) Storage USA Investment Corp. owns:
                   50.00% Budget-Storage USA Joint Ventures, LLC                   Limited Liability Company    DE

(4) SUSA Arizona, Inc. owns:
                    1.00% SUSA Mesa, LP                                            Limited Partnership          TN

(5) SUSA California, Inc. owns:
                    1.00% SUSA Hollywood, LP                                       Limited Partnership          TN

(6) SUSA Maryland, Inc. owns:
                    1.00% SUSA Columbia, LP                                        Limited Partnership          TN
                    1.00% SUSA Germantown, LP                                      Limited Partnership          TN

(7) SUSA Nevada, Inc. owns:
                    1.00% SUSA Whitney Mesa, Limited Partnership                   Limited Partnership          NV

(8) SUSA New Jersey, Inc. owns:
                    1.00% SUSA Hackensack LP                                       Limited Partnership          TN
                    1.00% SUSA Harrison, LP                                        Limited Partnership          TN
                    1.00% SUSA Orange, LP                                          Limited Partnership          TN
                    1.00% SUSA Secaucus, LP                                        Limited Partnership          TN

(9) SUSA New York, Inc. owns:
                    1.00% SUSA Brooklyn John, L.P.                                 Limited Partnership          NY
                    1.00% SUSA Brooklyn Snyder, L.P.                               Limited Partnership          NY
                    1.00% SUSA Long Island, L.P.                                   Limited Partnership          NY

(10) SUSA Tennessee, Inc. owns:
                    1.00% SUSA Nashville, L.P.                                     Limited Partnership          TN

SUSA Partnership, LP owns
as of 11/30/2000
Ownership                                                                            Entity                       State
Percentage        Entity                                                             Type                         Formed    Footnote
------------------------------------------------------------------------------------------------------------------------------------
           98.97% 441 Mini-Storage Partners, Ltd.                                    Limited Partnership          FL
          100.00% ABC Self Storage Limited Co.                                       Limited Liability Company    NM
           99.00% Buzzman Partners I, LP                                             Limited Partnership          PA
           99.00% Buzzman Partners II, LP                                            Limited Partnership          PA
           35.00% Calvine-SPC, LLC                                                   Limited Liability Company    DE
           50.00% Clarendon Storage Associates LP                                    Limited Partnership          VA
           99.00% Cole/Morgan, Ltd.                                                  Limited Partnership          TX
           98.97% Dade County Mini-Storage Associates, Ltd.                          Limited Partnership          FL
           99.00% DMMJ Limited Partnership                                           Limited Partnership          MD
           35.00% Elk Grove - SPC, LLC                                               Limited Liability Company    DE
           99.00% Frankford Road Self Storage, Ltd.                                  Limited Partnership          TX
           99.00% McNeil Drive Self Storage, Ltd.                                    Limited Partnership          TX
           35.00% Oxnard-SPC, LLC                                                    Limited Liability Company    DE
           15.00% Parklawn Storage Partners, LP                                      Limited Partnership          TN
           99.00% Preston Self Storage, Ltd.                                         Limited Partnership          TX
           99.00% River Road Limited Partnership                                     Limited Partnership          MD
           35.00% Rocklin-SPC, LLC                                                   Limited Liability Company    DE
           40.00% Savi Ranch-SPC, LLC                                                Limited Liability Company    DE
           98.97% Southeast Mini-Storage Limited Partners                            Limited Partnership          FL
           99.00% Spring Creek Self Storage, Ltd.                                    Limited Partnership          TX
           16.67% Storage Acquisition Portfolio, L.L.C.                              Limited Liability Company    DE          (11)
           25.00% Storage Development Portfolio, L.L.C.                              Limited Liability Company    DE          (12)
           32.10% Storage Partners of Eatontown, LLC                                 Limited Liability Company    NJ
           32.10% Storage Partners of Egg Harbor, LLC                                Limited Liability Company    NJ
           99.00% Storage Partners of Paoli, LP                                      Limited Partnership          TN
           32.10% Storage Partners of West Colonial, L.L.C.                          Limited Liability Company    FL
           25.00% Storage Portfolio I, LLC                                           Limited Liability Company    DE          (13)
           97.50% Storage USA Franchise Corp                                         Corporation                  TN
           99.00% Storage USA of Palm Beach County LP                                Limited Partnership          MD
           98.97% Sunset Mini-Storage Partners, Ltd.                                 Limited Partnership          FL
           99.00% SUSA Brooklyn John, L.P.                                           Limited Partnership          NY
           99.00% SUSA Brooklyn Snyder, L.P.                                         Limited Partnership          NY
           99.00% SUSA Columbia, LP                                                  Limited Partnership          TN
          100.00% SUSA Construction, LLC                                             Limited Liability Company    DE
           99.00% SUSA Germantown, LP                                                Limited Partnership          TN
           99.00% SUSA Hackensack LP                                                 Limited Partnership          TN
           99.00% SUSA Harrison, LP                                                  Limited Partnership          TN
           99.00% SUSA Holdings, LP                                                  Limited Partnership          TN          (14)
           99.00% SUSA Hollywood, LP                                                 Limited Partnership          TN
          100.00% SUSA Investments I, LLC                                            Limited Liability Company    VA          (15)
          100.00% SUSA Investments II, LLC                                           Limited Liability Company    VA          (16)
           99.00% SUSA Long Island, L.P.                                             Limited Partnership          NY
           99.00% SUSA Management, Inc.                                              Corporation                  TN          (17)
           99.00% SUSA Mesa, LP                                                      Limited Partnership          TN
          100.00% SUSA Mt. Vernon, LLC                                               Limited Liability Company    NY
           99.00% SUSA Nashville, L.P.                                               Limited Partnership          TN
           51.00% SUSA Omni LP                                                       Limited Partnership          TN
           99.00% SUSA Orange, LP                                                    Limited Partnership          TN
          100.00% SUSA Peachtree, LLC                                                Limited Liability Company    VA          (18)
           99.00% SUSA Secaucus, LP                                                  Limited Partnership          TN
           97.59% SUSA-TN, LLC                                                       Limited Liability Company    TN
           99.00% SUSA Whitney Mesa, Limited Partnership                             Limited Partnership          NV
           86.00% SUSA/38th Avenue, Capitola, LP                                     Limited Partnership          CA
           98.97% Tamiami Mini-Storage Partners, Ltd.                                Limited Partnership          FL

(11) Storage Acquisition Portfolio, L.L.C. owns:
          100.00% Storage Acquisition 96/Federal Heights/CO, L.L.C.                  Limited Liability Company    DE
          100.00% Storage Acquisition Brooklyn, L.L.C.                               Limited Liability Company    DE
          100.00% Storage Acquisition II Chicago - North McCormick (Skokie), L.L.C.  Limited Liability Company    DE
          100.00% Storage Acquisition II Chicago - South Wabash, L.L.C.              Limited Liability Company    DE
          100.00% Storage Acquisition II Chicago - West Addison, L.L.C.              Limited Liability Company    DE
          100.00% Storage Acquisition II Chicago - West Fullerton, L.L.C.            Limited Liability Company    DE
          100.00% Storage Acquisition II Chicago - West Harrison, L.L.C.             Limited Liability Company    DE

(12) Storage Development Portfolio, L.L.C. owns:
          100.00% Storage Development Commack, L.L.C.                                Limited Liability Company    DE
          100.00% Storage Development Herndon, L.L.C.                                Limited Liability Company    DE
          100.00% Storage Development Joliet, L.L.C.                                 Limited Liability Company    DE
          100.00% Storage Development Lodi, L.L.C.                                   Limited Liability Company    DE
          100.00% Storage Development Orange, L.L.C.                                 Limited Liability Company    DE
          100.00% Storage Development San Jose, L.L.C.                               Limited Liability Company    DE
          100.00% Storage Development Santa Cruz, L.L.C.                             Limited Liability Company    DE
          100.00% Storage Development Stoneham, L.L.C.                               Limited Liability Company    DE
          100.00% Storage Development Vernon Hills, L.L.C.                           Limited Liability Company    DE

(13) Storage Portfolio I, LLC owns:
          100.00% Storage Portfolio I - Texas, LLC                                   Limited Liability Company    DE          (19)
            1.00% Storage Portfolio I - Texas, LP                                    Limited Partnership          DE

(14) SUSA Holdings, LP owns:
            2.41% SUSA-TN, LLC                                                       Limited Liability Company    TN

(15) SUSA Investments I, LLC owns:
           66.67% WB Storage Associates I                                            General Partnership          IN

(16) SUSA Investments II, LLC owns:
           33.33% WB Storage Associates I                                            General Partnership          IN

(17) SUSA Management, Inc. owns:
        100.0000% Peachtree Development II, Inc.                                     Corporation                  TX          (20)
          1.0274% 441 Mini-Storage Partners, Ltd.                                    Limited Partnership          FL
          1.0000% Buzzman Partners I, LP                                             Limited Partnership          PA
          1.0000% Buzzman Partners II, LP                                            Limited Partnership          PA
          1.0274% Dade County Mini-Storage Associates, Ltd.                          Limited Partnership          FL
          1.0274% Southeast Mini-Storage Limited Partners                            Limited Partnership          FL
          1.0274% Sunset Mini-Storage Partners, Ltd.                                 Limited Partnership          FL
          1.0274% Tamiami Mini-Storage Partners, Ltd.                                Limited Partnership          FL

(18) SUSA Peachtree, LLC owns:
            1.00% Frankford Road Self Storage, Ltd.                                  Limited Partnership          TX
            1.00% McNeil Drive Self Storage, Ltd.                                    Limited Partnership          TX
            1.00% Spring Creek Self Storage, Ltd.                                    Limited Partnership          TX

(19) Storage Portfolio I - Texas, LLC owns:
           99.00% Storage Portfolio I - Texas, LP                                    Limited Partnership          DE

(20) Peachtree Development II, Inc. owns:
            1.00% Preston Self Storage, Ltd.                                         Limited Partnership          TX

Storage USA, Inc. owns:
as of 11/30/2000
Ownership                                                Entity                     State
Percentage          Entity                               Type                       Formed      Footnote
-------------------------------------------------------------------------------------------------------------
            100.00% Storage USA Trust                    Trust                      MD          (21)
            100.00% Huron Acquisition, Inc.              Corporation                TN
            100.00% SUSA Finance Corp.                   Corporation                DE
              1.00% SUSA Holdings, LP                    Limited Partnership        TN
            0.8876% SUSA Partnership, LP                 Limited Partnership        TN





(21) Storage USA Trust owns:
           87.8741% SUSA Partnership, LP                 Limited Partnership        TN
